Exhibit 99.1

Deborah Kendric                                                        01/31/06

dkendric@statebankofli.com                                       (516) 495-5050
--------------------------

                            STATE BANK OF LONG ISLAND
                              Announces Verdict in
             HSA Residential Mortgage Services of Texas, Inc. Trial

Jericho, N.Y. - State Bank of Long Island, (the "Bank") announced today that the jury in its recent trial pertaining to the previously disclosed claim by HSA Residential Mortgage Services of Texas, Inc. ("RMST") rendered its verdict on January 30, 2006. The month-long trial resulted in a verdict of $44 million against the Bank. The Bank estimates that the total amount of this judgment may approach $74 million on a pre-tax basis; $44 million after taxes. Notwithstanding the foregoing judgment, the Bank's Tier I Leverage and Tier I Capital/Risk-Weighted Assets capital ratios will remain in excess of the requirements for it to be considered a "well capitalized" institution by its primary regulators.

State Bank of Long Island Chairman and CEO, Thomas F. Goldrick, said, "We are greatly disappointed with the outcome of this trial. We are prepared to continue this fight through the appeals process and are hopeful that we will achieve a positive outcome. This verdict will not affect our business operations or our proven strategy of measured, orderly growth. Our fundamental business plan is sound and remains unchanged. We are eager to move forward so that we can focus completely on the business of banking and continue to build on our long history of growth and profitability."

The litigation, as previously disclosed in State Bancorp Inc.'s Form 10K and 10Q filings with the Securities and Exchange Commission, arose in 2002 as a result of the Bank's deposit relationship with Island Mortgage Network, Inc., and its affiliates (IMN). Previous cases against the Bank related to IMN have been settled or dismissed.

State Bank of Long Island, the largest independent commercial bank headquartered in Nassau County, is the principal subsidiary of State Bancorp, Inc. (NASDAQ:STBC). In addition to its sixteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based

Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank. State Bancorp, Inc. (the "Company") has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.

Forward-Looking Statements and Risk Factors This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand, (6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and
(9) other economic, competitive, governmental, regulatory and technical factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

                                       2